Exhibit 5.1

July 2, 2021

PlayAGS, Inc.

6775 S. Edmond St., Suite 300

Las Vegas, Nevada 89118-3502

To the addressee set forth above:

We have acted as local Nevada counsel to PlayAGS, Inc., a Nevada corporation (the “Company”), in connection with the filing by the Company of a Registration Statement on Form S-3 (the “Registration Statement”) with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”), including the base prospectus contained therein relating to (i) the registration for offering and sale from time to time by the Company of an indeterminate number of the following securities of the Company, with an aggregate initial offering price of up to $1,000,000,000: (A) shares (the “Common Shares”) of the Company’s common stock, par value $0.01 per share (the “Common Stock”), (B) shares (the “Preferred Shares” and together with the Common Shares, the “Shares”) of the Company’s preferred stock, par value $0.01 per share (the “Preferred Stock”) in one or more series; (C) debt securities (the “Debt Securities”) to be issued in one or more series pursuant to one or more indentures (each, an “Indenture”); (D) guarantees of the Debt Securities (the “Guarantees”) issuable under one or more supplemental indentures or one or more notations of guarantee; (E) depositary receipts representing interests in a series of Preferred Shares (the “Depositary Shares”) to be issued pursuant to one or more deposit agreements (each, a “Deposit Agreement”); (F) warrants (the “Warrants”) to purchase shares of Common Stock, shares of Preferred Stock or Debt Securities, such Warrants to be issued pursuant to one or more warrant agreements (each, a “Warrant Agreement”); (G) subscription rights (the “Subscription Rights”) to purchase Securities (as defined below) such rights to be issued pursuant to one or more subscription rights certificates or subscription rights agreements (each, a “Subscription Rights Instrument”); (H) purchase contracts, entitling the holders thereof to purchase from or sell to the Company, and obligating the Company to sell to or purchase from such holders, equity securities issued by the Company or debt or equity securities issued by third parties at a future date or dates (each, a “Purchase Contract”); and (I) purchase units (the “Purchase Units” and together with the Shares, the Debt Securities, the Guarantees, the Depositary Shares, the Warrants, the Subscription Rights and the Purchase Contracts, the “Securities”), each consisting of a Purchase Contract and debt securities or debt obligations of third parties, including U.S. Treasury securities, or other securities, securing the holders’ obligations to purchase or to sell the securities under the applicable Purchase Contracts, which may be issued pursuant to one or more purchase unit agreements (each, a “Purchase Unit Agreement”); and (ii) the registration of up to 8,208,076 shares (the “Resale Shares”) of Common Stock for sale by the selling stockholders named in the Registration Statement. This opinion letter is being furnished at your request in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Act.

In our capacity as such counsel, we are familiar with the proceedings taken and proposed to be taken by the Company in connection with the registration of the Securities and the authorization, issuance and sale of the Resale Shares as contemplated by, and as described in the Registration Statement. For purposes of this opinion letter, and except to the extent set forth in the opinions below, we have assumed that all such proceedings have been timely completed or will be timely completed in the manner presently proposed in the Registration Statement.

bhfs.com	100 North City Parkway, Suite 1600 Las Vegas, NV 89106 main 702.382.2101 Brownstein Hyatt Farber Schreck, LLP

PlayAGS, Inc.

July 2, 2021

For purposes of issuing this opinion letter, we have made such legal and factual examinations and inquiries, including an examination of originals or copies certified or otherwise identified to our satisfaction as being true copies of (i) the Registration Statement (ii) the Company’s articles of incorporation and bylaws, each as amended to date (collectively, the “Governing Documents”) and (iii) such agreements, instruments, resolutions of the board of directors of the Company and other corporate records, and such other documents as we have deemed necessary or appropriate for the purpose of issuing this opinion letter. We have also obtained from officers, representatives and agents of the Company and from public officials, and have relied upon, such certificates, representations, assurances and public filings as we have deemed necessary and appropriate for the purpose of issuing this opinion letter.

Without limiting the generality of the foregoing, we have, with your permission, assumed without independent verification:

(A)    with respect to the opinions set forth in numbered opinion paragraphs 1 and 2 of this opinion letter, that (i) each agreement, instrument or other document we have reviewed or which is referenced herein has been or will be duly executed and delivered by the parties thereto to the extent due execution and delivery are prerequisites to the effectiveness thereof; (ii) any and all agreements, instruments or other documents relating to the offering, issuance or sale of any Securities, including, without limitation, any and all Indentures (including any officer’s certificate or supplemental indenture relating thereto), any document(s) or instrument(s) evidencing any Guarantees (including any supplemental indenture or notation of guarnatee), Deposit Agreements, Warrant Agreements (including any warrant certificate contemplated thereby), Subscription Rights Instruments (including any right certificate contemplated thereby), Purchase Contracts, Purchase Unit Agreements (including any unit certificate contemplated thereby) and Certificates of Designation (as defined below) (collectively, the “Securities Documents”) have been or will be duly authorized, executed and delivered by the Company and the other parties thereto, as applicable; (iii) the obligations of each party set forth in the Securities Documents are or will be its valid and binding obligations, enforceable in accordance with their respective terms; (iv) no Securities have been or will be offered, issued or sold in violation or breach of, nor will any such offering, issuance or sale result in a default under, any agreement or instrument that is binding upon the Company or any requirement or restriction imposed by any governmental or regulatory agency, authority or body; (v) the Company has taken or will take all corporate action required in connection with the authorization, offering, issuance and sale of any Securities (including, without limitation, any Shares or other securities or obligations of the Company underlying, or issued or sold pursuant to or upon conversion or exercise of, any Preferred Stock, Debt Securities, Guarantees, Depositary Shares, Warrants, Subscription Rights, Purchase Contracts, Purchase Units or any other agreement or arrangement), and all Securities have been or will be offered, issued and sold, in compliance with all applicable laws, the Governing Documents and the relevant Securities Documents in effect at all relevant times, and any and all certificates evidencing Shares, Depositary Shares, Warrants, Subscription Rights, and Purchase Units are or will be properly signed, registered and delivered, as necessary, in accordance with all applicable laws, the Governing Documents and the relevant Securities Documents (collectively, “Corporate Proceedings”); (vi) after any issuance of Common Shares, the total number of issued and outstanding shares of Common Stock, together with the total number of shares of Common Stock then reserved for issuance or obligated to be issued by the Company pursuant to any agreement, arrangement, Certificate of Designation or otherwise, will not exceed the total number of shares of Common Stock then authorized under the Company’s articles of incorporation; (vii) the voting rights, designations, preferences, limitations, restrictions, privileges and relative rights of each series of Preferred Stock (including the Preferred Shares) have been or will be fixed in a certificate of designation relating to such series, prepared in the form prescribed by applicable law, duly signed by an officer of the Company and properly filed with the Nevada Secretary of State (each, a “Certificate of Designation”), and at no time will the total number of shares of Preferred Stock designated pursuant to all then-effective Certificates of Designation exceed the total number of shares of Preferred Stock then authorized under the Company’s articles of incorporation; and (viii) after any issuance of Preferred Shares, the total number of issued and outstanding shares of each series thereof, together with the total number of shares of such series then reserved for issuance or

PlayAGS, Inc.

July 2, 2021

obligated to be issued by the Company pursuant to any agreement or arrangement or otherwise, will not exceed the total number of shares of such series then designated under the Certificate of Designation for such series; and

(B)    with respect to all opinions set forth in this opinion letter, that (i) the statements of fact and representations and warranties set forth in the documents we have reviewed are, or at all relevant times will be, true and correct as to factual matters; (ii) each natural person executing a document has or will have sufficient legal capacity to do so; (iii) all documents submitted to us as originals are authentic, the signatures on all documents are genuine, and all documents submitted to us as certified, conformed, photostatic, electronic or facsimile copies conform to the original; and (iv) all corporate records made available to us by the Company, and all public records we have reviewed, are accurate and complete.

We are qualified to practice law in the State of Nevada. The opinions set forth herein are expressly limited to and based exclusively on the general corporate laws of the State of Nevada, and we do not purport to be experts on, or to express any opinion with respect to the applicability thereto or the effect thereon of, the laws of any other jurisdiction. We express no opinion concerning, and we assume no responsibility as to laws or judicial decisions related to, or any orders, consents or other authorizations or approvals as may be required by, any federal laws, rules or regulations, including, without limitation, any federal securities laws, rules or regulations, or any state securities or “blue sky” laws, rules or regulations.

Based on the foregoing and in reliance thereon, and having regard to legal considerations and other information that we deem relevant, we are of the opinion that:

1.    If and when all Corporate Proceedings have been taken and completed in respect of any offering, issuance or sale of Shares, and to the extent such Shares have been issued in accordance with all applicable terms and conditions set forth in the relevant Securities Documents, including payment in full of all consideration required therefor as authorized by such Corporate Proceedings and prescribed by such Securities Documents, such Shares will be duly authorized, validly issued, fully paid and nonassessable.

2.    If and when all Corporate Proceedings have been taken and completed in respect of any offering, issuance or sale of Debt Securities, Guarantees, Warrants, Rights, Purchase Contracts or Units, such Securities will be duly authorized.

3.    The Resale Shares have been duly authorized and validly issued by the Company and are fully paid and nonassessable.

The opinions expressed herein are based upon the applicable laws of the State of Nevada and the facts in existence on the date of this opinion letter. In delivering this opinion letter to you, we disclaim any obligation to update or supplement the opinions set forth herein or to apprise you of any changes in any laws or facts after such time as the Registration Statement is declared effective. No opinion is offered or implied as to any matter, and no inference may be drawn, beyond the strict scope of the specific issues expressly addressed by the opinions set forth herein.

We hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement and to the reference to our firm therein under the heading “Legal Matters”. In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ Brownstein Hyatt Farber Schreck, LLP